Exhibit 99.3

EOS ENERGY ENTERPRISES, INC.

FORM OF NOTICE TO RIGHTSHOLDERS WHO ARE ACTING AS NOMINEES

Up to 27,367,171 Units Issuable Upon Exercise of Transferable Rights

This letter is being distributed to broker-dealers, trust companies, banks and other nominees in connection with the offering (the “Rights Offering”) by Eos Energy Enterprises, Inc. (the “Company”) of transferable rights to subscribe for units of the Company (“Units”), by holders of record of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and warrants issued on April 14, 2023, May 17, 2023, December 19, 2023 and November 21, 2025 (“Participating Warrants”) as of 5:00 p.m., New York City time, on July 1, 2026 (the “Record Date” and such holders, the “Record Date Holders”).

Pursuant to the Rights Offering, the Company is issuing rights (the “Rights”) to subscribe for up to 27,367,171 Units, with each Unit consisting of one share of Common Stock and 0.4388 of a warrant to purchase one share of Common Stock at an exercise price of $5.481 per whole share (the “Warrants”). on the terms and subject to the conditions described in the Company’s prospectus supplement, dated July 2, 2026 (together with the accompanying prospectus, the “Prospectus”). The Rights may be exercised by holders thereof (the “Rights Holders”) at any time during the subscription period, which commences on November 26, 2025. The Rights Offering will expire at 5:00 p.m., New York City time, on July 21 2026, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Time”). The Rights are transferable and are expected to be listed for trading on The Nasdaq Capital Market under the symbol “EOSER” beginning on July 6, 2026 until the Expiration Time.

As described in the Prospectus, Record Date Holders will receive a Right for each share of Common Stock and each Participating Warrant held by such holder as of the Record Date. The total number of Rights to be issued to each Record Date Holder was rounded down to the nearest whole number and the subscription agent instructed, or instructed DTC to instruct, all brokers, dealers, trustees and depositaries for securities or any other agents who hold shares of Common Stock or Participating Warrants for the account of others to effect such rounding with respect to each beneficial holder. Each whole Right entitles a Rights Holder to purchase 0.071193 of a Unit, which is referred to as the “Basic Subscription Rights.” The subscription price per Unit is $5.481, which is equal to an approximate 10% discount to the closing price of the Company’s common stock on June 29, 2026.

If any Units available for purchase in the Rights Offering are not subscribed for by Rights Holders pursuant to the Basic Subscription Rights (the “Remaining Units”), a Rights Holder that has exercised fully its Rights pursuant to the Basic Subscription Rights may subscribe for any Remaining Units that are not otherwise subscribed for by Rights Holders, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. We refer to this Over-subscription privilege as the “Over-subscription Privilege.”

The Rights are evidenced by a subscription certificate registered in your name or the name of your nominee. Each beneficial owner of Common Stock or Participating Warrant registered in your name or the name of your nominee on the Rights Distribution Record Date is entitled to one Right for every share of Common Stock or Participating Warrant held as of the Record Date.

We are asking persons who held shares of Common Stock or Participating Warrants beneficially, and who received the Rights distributable with respect to those securities through a broker-dealer, trust company, bank or other nominee, to contact the appropriate institution or nominee and request it to effect the transactions for them.

If you exercise the Over-subscription Privilege on behalf of beneficial owners of Rights, you will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-subscription Privilege, as to the number of shares of Common Stock and Participating Warrants held on behalf of each beneficial owner as of the Record Date, the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Rights, whether the Rights exercised pursuant to the Basic Subscription Rights on behalf of each beneficial owner for which you are acting have been exercised in full and the number of Units being subscribed for pursuant to the Over-subscription Privilege by each beneficial owner of Rights on whose behalf you are acting.

If you exercise the Over-subscription Privilege on behalf of beneficial owners of Rights, you will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-subscription Privilege, as to the number of shares of Common Stock and Participating Warrants held on behalf of each beneficial owner as of the Record Date, the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Rights, whether the exercised pursuant to the Basic Subscription Rights on behalf of each beneficial owner for which you are acting have been exercised in full and the number of Units being subscribed for pursuant to the Over-subscription Privilege by each beneficial owner of Rights on whose behalf you are acting.

Enclosed are copies of the following documents:

1.	Prospectus, dated July 2, 2026; and

2.	A form of letter which may be sent to beneficial holders of the Rights.

You will have no right to rescind a subscription after receipt of the payment of the Subscription Price, except as described in the Prospectus. Rights not exercised at or prior to the Expiration Time will expire.

Additional copies of the enclosed materials may be obtained from the Information Agent, Sodali & Co., toll-free at the following telephone number: (833) 225-0490 or by e-mail at EOSE.info@investor.sodali.com.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE COMPANY, THE FINANCIAL ADVISOR, THE SUBSCRIPTION AGENT, THE INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.